Exhibit 99.1

FOR IMMEDIATE RELEASE

For:	Cathay General Bancorp 777 N. Broadway Los Angeles, CA 90012	Contact:	Heng W. Chen (626) 279-3652

Cathay General Bancorp Announces Second Quarter 2024 Results

Los Angeles, Calif., July 22, 2024: Cathay General Bancorp (the “Company”, “we”, “us”, or “our”) (Nasdaq: CATY), the holding company for Cathay Bank, today announced its unaudited financial results for the quarter ended June 30, 2024. The Company reported net income of $66.8 million, or $0.92 per share, for the second quarter of 2024. The second quarter net income included $4.1 million or $0.04 per diluted share from accelerated amortization of solar tax credit investments, which were previously forecasted to be amortized in the second half of 2024 and $1.4 million or $0.01 per diluted share mark-to-market loss from equity securities held by the Company.

FINANCIAL PERFORMANCE

	Three months ended
(unaudited)	June 30, 2024	March 31, 2024	June 30, 2023
Net income	$ 66.8 million	$ 71.4 million	$ 93.2 million
Basic earnings per common share	$0.92	$0.98	$1.29
Diluted earnings per common share	$0.92	$0.98	$1.28
Return on average assets	1.15%	1.23%	1.67%
Return on average total stockholders' equity	9.63%	10.40%	14.47%
Efficiency ratio	55.65%	53.22%	45.36%

SECOND QUARTER HIGHLIGHTS

●	Net interest margin decreased to 3.01% in the second quarter of 2024 from 3.05% in the first quarter of 2024.
●

Diluted earnings per share decreased to $0.92 for the second quarter of 2024 compared to $0.98 for the first quarter of 2024 due mainly from higher provision for loan losses in the second quarter of 2024.

●

On May 28, 2024, the Company announced a new stock repurchase program to buy back up to $125.0 million of the Company’s common stock. The previous $125.0 million share repurchase program announced on May 26, 2022, was completed on February 21, 2023, with the repurchase of 2,897,628 shares at an average cost of $43.14.

“We are seeing signs that our net interest margin has begun to stabilize. During the second quarter, we repurchased 0.7 million shares at an average cost of $36.41 per share, for a total of $25.1 million.”, commented Chang M. Liu, President and Chief Executive Officer of the Company.

INCOME STATEMENT REVIEW

SECOND QUARTER 2024 COMPARED TO THE FIRST QUARTER 2024

Net income for the quarter ended June 30, 2024, was $66.8 million, a decrease of $4.6 million, or 6.4%, compared to net income of $71.4 million for the first quarter of 2024. Diluted earnings per share for the second quarter of 2024 was $0.92 per share compared to $0.98 per share for the first quarter of 2024. The second quarter net income included $4.1 million or $0.04 per diluted share from accelerated amortization of solar tax credit investments, which were previously scheduled to be amortized in the second half of 2024 and $1.4 million or $0.01 per diluted share mark-to-market loss from equity securities held by the Company.

Return on average stockholders’ equity was 9.63% and return on average assets was 1.15% for the quarter ended June 30, 2024, compared to a return on average stockholders’ equity of 10.40% and a return on average assets of 1.23% in the first quarter of 2024.

Net interest income before provision for credit losses

Net interest income before provision for credit losses decreased $3.3 million, or 2.0%, to $165.3 million during the second quarter of 2024, compared to $168.6 million in the first quarter of 2024. The decrease was due primarily to an increase in deposit interest expense offset, in part, by an increase in interest income from loans and securities.

The net interest margin was 3.01% for the second quarter of 2024 compared to 3.05% for the first quarter of 2024.

For the second quarter of 2024, the yield on average interest-earning assets was 6.05%, the cost of funds on average interest-bearing liabilities was 3.97%, and the cost of interest-bearing deposits was 3.94%. In comparison, for the first quarter of 2024, the yield on average interest-earning assets was 6.01%, the cost of funds on average interest-bearing liabilities was 3.87%, and the cost of interest-bearing deposits was 3.78%. The increase in the costs of average interest-bearing liabilities was mainly a result of higher interest rates on interest bearing deposits. The net interest spread, defined as the difference between the yield on average interest-earning assets and the cost of funds on average interest-bearing liabilities, was 2.08% for the second quarter of 2024, compared to 2.14% for the first quarter of 2024.

Provision for credit losses

The Company recorded a provision for credit losses of $6.6 million in the second quarter of 2024 compared with $1.9 million in the first quarter of 2024. As of June 30, 2024, the allowance for credit losses, comprised of the reserve for loan losses and the reserve for unfunded loan commitments, decreased $1.4 million to $163.0 million, or 0.84% of gross loans, compared to $164.4 million, or 0.85% of gross loans, as of March 31, 2024.

The following table sets forth the charge-offs and recoveries for the periods indicated:

	Three months ended			Six months ended June 30,
	June 30, 2024	March 31, 2024	June 30, 2023	2024	2023
	(In thousands) (Unaudited)
Charge-offs:
Commercial loans	$8,257	$1,939	$2,352	$10,196	$6,263
Real estate loans (1)	—	254	130	254	4,120
Installment and other loans	—	—	1	—	7
Total charge-offs	8,257	2,193	2,483	10,450	10,390
Recoveries:
Commercial loans	126	812	442	938	953
Real estate loans (1)	134	241	61	375	2,601
Installment and other loans	—	—	—	—	—
Total recoveries	260	1,053	503	1,313	3,554
Net charge-offs/(recoveries)	$7,997	$1,140	$1,980	$9,137	$6,836

(1) Real estate loans include commercial real estate loans, residential mortgage loans and equity lines.

Non-interest income

Non-interest income, which includes revenues from depository service fees, letters of credit commissions, securities gains (losses), wealth management fees, and other sources of fee income, was $13.2 million for the second quarter of 2024, an increase of $6.6 million, or 100.0%, compared to $6.6 million for the first quarter of 2024. The increase was primarily due to a $7.6 million decrease in unrealized losses on equity securities offset, in part, by a $1.4 million decrease in gain from the sale of a previously written-off security, when compared to the first quarter of 2024.

Non-interest expense

Non-interest expense increased $6.1 million, or 6.5%, to $99.3 million in the second quarter of 2024 compared to $93.2 million in the first quarter of 2024. The increase in non-interest expense in the second quarter of 2024 was primarily due to an increase of $9.0 million in amortization expense of investments in low-income housing and alternative energy partnerships, $1.2 million in other real estate owned, and $1.2 million in professional services expenses offset, in part, by a decrease of $2.3 million in FDIC and state assessments and a decrease of $3.0 million in salaries and employee benefits when compared to the first quarter of 2024. The efficiency ratio, defined as non-interest expense divided by the sum of net interest income before provision for loan losses plus non-interest income, was 55.65% in the second quarter of 2024 compared to 53.22% for the first quarter of 2024.

Income taxes

The effective tax rate for the second quarter of 2024 was 7.92% compared to 10.76% for the first quarter of 2024. The effective tax rate includes the impact of alternative energy investments and low-income housing tax credits.

BALANCE SHEET REVIEW

Gross loans, excluding loans held for sale, were $19.36 billion as of June 30, 2024, a decrease of $71.9 million, or 0.4%, from $19.43 billion as of March 31, 2024. The decrease was primarily due to a decrease of $59.6 million, or 1.0%, in residential mortgage loans, a decrease of $41.8 million, or 1.3% in commercial loans, and a decrease of $25.8 million, or 6.7% in construction loans offset, in part, by an increase of $64.2 million, or 0.7%, in commercial real estate loans.

The loan balances and composition as of June 30, 2024, compared to March 31, 2024, and June 30, 2023, are presented below:

	June 30, 2024	March 31, 2024	June 30, 2023
	(In thousands) (Unaudited)
Commercial loans	$3,090,763	$3,132,580	$3,317,868
Construction loans	356,978	382,775	521,673
Commercial real estate loans	9,886,030	9,821,807	9,293,475
Residential mortgage loans	5,782,202	5,841,846	5,542,466
Equity lines	235,277	245,222	272,055
Installment and other loans	6,274	5,166	5,257
Gross loans	$19,357,524	$19,429,396	$18,952,794

Allowance for loan losses	(153,404)	(154,589)	(155,109)
Unamortized deferred loan fees	(10,785)	(11,737)	(9,497)
Total loans, net	$19,193,335	$19,263,070	$18,788,188

Total deposits were $19.77 billion as of June 30, 2024, a decrease of $73.2 million, or 0.4%, from $19.85 billion as of March 31, 2024.

The deposit balances and composition as of June 30, 2024, compared to March 31, 2024, and June 30, 2023, are presented below:

	June 30, 2024	March 31, 2024	June 30, 2023
	(In thousands) (Unaudited)
Non-interest-bearing demand deposits	$3,161,632	$3,289,539	$3,561,237
NOW deposits	2,145,580	2,331,486	2,404,470
Money market deposits	3,182,031	3,117,557	3,033,868
Savings deposits	1,014,287	1,039,144	1,131,602
Time deposits	10,269,487	10,068,533	8,965,826
Total deposits	$19,773,017	$19,846,259	$19,097,003

ASSET QUALITY REVIEW

As of June 30, 2024, total non-accrual loans were $107.3 million, an increase of $9.2 million, or 9.4%, from $98.1 million as of March 31, 2024.

The allowance for loan losses was $153.4 million and the allowance for off-balance sheet unfunded credit commitments was $9.6 million as of June 30, 2024. The allowances represent the amount estimated by management to be appropriate to absorb expected credit losses inherent in the loan portfolio, including unfunded credit commitments. The allowance for loan losses represented 0.79% of period-end gross loans, and 138.56% of non-performing loans as of June 30, 2024. The comparable ratios were 0.80% of period-end gross loans, and 146.30% of non-performing loans as of March 31, 2024.

The changes in non-performing assets and modifications to borrowers experiencing financial difficulties as of June 30, 2024, compared to March 31, 2024, and June 30, 2023, are presented below:

(Dollars in thousands) (Unaudited)	June 30, 2024	March 31, 2024	% Change	June 30, 2023	% Change
Non-performing assets
Accruing loans past due 90 days or more	$3,443	$7,560	(54)	$5,968	(42)

Non-accrual loans:
Construction loans	22,998	22,998	—	—	—
Commercial real estate loans	60,085	47,465	27	39,558	52
Commercial loans	4,075	14,642	(72)	17,574	(77)
Residential mortgage loans	20,112	13,002	55	11,872	69
Total non-accrual loans	$107,270	$98,107	9	$69,004	55
Total non-performing loans	110,713	105,667	5	74,972	48
Other real estate owned	18,277	19,441	(6)	4,067	349
Total non-performing assets	$128,990	$125,108	3	$79,039	63
Accruing loan modifications to borrowers experiencing financial difficulties	$—	$—	—	$—	—

Allowance for loan losses	$153,404	$154,589	(1)	$155,109	(1)
Total gross loans outstanding, at period-end	$19,357,524	$19,429,396	(0)	$18,952,794	2

Allowance for loan losses to non-performing loans, at period-end	138.56%	146.30%		206.89%
Allowance for loan losses to gross loans, at period-end	0.79%	0.80%		0.82%

The ratio of non-performing assets to total assets was 0.56% as of June 30, 2024, compared to 0.53% as of March 31, 2024. Total non-performing assets increased $3.9 million, or 3.1%, to $129.0 million as of June 30, 2024, compared to $125.1 million as of March 31, 2024, primarily due to an increase of $9.2 million, or 9.3%, in non-accrual loans, and a decrease of $4.1 million, or 54.5%, in accruing loans past due 90 days or more.

CAPITAL ADEQUACY REVIEW

As of June 30, 2024, the Company’s Tier 1 risk-based capital ratio of 13.26%, total risk-based capital ratio of 14.74%, and Tier 1 leverage capital ratio of 10.83%, calculated under the Basel III capital rules, continue to place the Company in the “well capitalized” category for regulatory purposes, which is defined as institutions with a Tier 1 risk-based capital ratio equal to or greater than 8%, a total risk-based capital ratio equal to or greater than 10%, and a Tier 1 leverage capital ratio equal to or greater than 5%. As of March 31, 2024, the Company’s Tier 1 risk-based capital ratio was 13.08%, total risk-based capital ratio was 14.55%, and Tier 1 leverage capital ratio was 10.71%.

CONFERENCE CALL

Cathay General Bancorp will host a conference call to discuss its second quarter 2024 financial results this afternoon, Monday, July 22, 2024, at 3:00 p.m., Pacific Time. Analysts and investors may dial in and participate in the question-and-answer session. To access the call, please dial 1-833-816-1377 and refer to Conference Code 10190674. The presentation accompanying this call and access to the live webcast is available on our site at www.cathaygeneralbancorp.com and a replay of the webcast will be archived for one year within 24 hours after the event.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is a publicly traded company (Nasdaq: CATY) and is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services and currently operate over 60 branches across the United States in California, New York, Washington, Texas, Illinois, Massachusetts, Maryland, Nevada, and New Jersey. Overseas, it has a branch outlet in Hong Kong, and a representative office in Beijing, Shanghai, and Taipei. To learn more about Cathay Bank, please visit www.cathaybank.com. Cathay General Bancorp’s website is at www.cathaygeneralbancorp.com. Information set forth on such websites is not incorporated into this press release.

FORWARD-LOOKING STATEMENTS

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management’s beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as “aims,” “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “predicts,” “potential,” “possible,” “optimistic,” “seeks,” “shall,” “should,” “will,” and variations of these words and similar expressions. Forward-looking statements are based on estimates, beliefs, projections, and assumptions of management and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from local, regional, national and international business, market and economic conditions and events and the impact they may have on us, our customers and our operations, assets and liabilities; possible additional provisions for loan losses and charge-offs; credit risks of lending activities and deterioration in asset or credit quality; extensive laws and regulations and supervision that we are subject to including potential future supervisory action by bank supervisory authorities; increased costs of compliance and other risks associated with changes in regulation; higher capital requirements from the implementation of the Basel III capital standards; compliance with the Bank Secrecy Act and other money laundering statutes and regulations; potential goodwill impairment; liquidity risk; fluctuations in interest rates; risks associated with acquisitions and the expansion of our business into new markets; inflation and deflation; real estate market conditions and the value of real estate collateral; our ability to generate anticipated returns on our investments and financings, including in tax-advantaged projects; environmental liabilities; our ability to compete with larger competitors; our ability to retain key personnel; successful management of reputational risk; natural disasters, public health crises and geopolitical events; general economic or business conditions in Asia, and other regions where Cathay Bank has operations; failures, interruptions, or security breaches of our information systems; our ability to adapt our systems to technological changes; risk management processes and strategies; adverse results in legal proceedings; certain provisions in our charter and bylaws that may affect acquisition of the Company; changes in accounting standards or tax laws and regulations; market disruption and volatility; restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure; issuance of preferred stock; successfully raising additional capital, if needed, and the resulting dilution of interests of holders of our common stock; the soundness of other financial institutions; and general competitive, economic political, and market conditions and fluctuations.

These and other factors are further described in Cathay General Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2023 (Item 1A in particular), other reports filed with the Securities and Exchange Commission (“SEC”), and other filings Cathay General Bancorp makes with the SEC from time to time. Actual results in any future period may also vary from the past results discussed in this press release. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to update or review any forward-looking statement to reflect circumstances, developments or events occurring after the date on which the statement is made or to reflect the occurrence of unanticipated events.

CATHAY GENERAL BANCORP

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three months ended			Six months ended June 30,
(Dollars in thousands, except per share data)	June 30, 2024	March 31, 2024	June 30, 2023	2024	2023

Financial performance
Net interest income before provision for credit losses	$165,316	$168,572	$181,533	$333,888	$373,968
Provision for credit losses	6,600	1,900	9,155	8,500	17,255
Net interest income after provision for credit losses	158,716	166,672	172,378	325,388	356,713
Non-interest income	13,215	6,611	23,110	19,826	37,354
Non-interest expense	99,352	93,239	92,821	192,591	176,007
Income before income tax expense	72,579	80,044	102,667	152,623	218,060
Income tax expense	5,750	8,609	9,447	14,359	28,833
Net income	$66,829	$71,435	$93,220	$138,264	$189,227

Net income per common share
Basic	$0.92	$0.98	$1.29	$1.90	$2.61
Diluted	$0.92	$0.98	$1.28	$1.90	$2.60

Cash dividends paid per common share	$0.34	$0.34	$0.34	$0.68	$0.68

Selected ratios
Return on average assets	1.15%	1.23%	1.67%	1.19%	1.71%
Return on average total stockholders’ equity	9.63%	10.40%	14.47%	10.01%	14.92%
Efficiency ratio	55.65%	53.22%	45.36%	54.45%	42.79%
Dividend payout ratio	37.06%	34.59%	26.46%	35.78%	26.04%

Yield analysis (Fully taxable equivalent)
Total interest-earning assets	6.05%	6.01%	5.68%	6.03%	5.61%
Total interest-bearing liabilities	3.97%	3.87%	2.99%	3.92%	2.73%
Net interest spread	2.08%	2.14%	2.69%	2.11%	2.88%
Net interest margin	3.01%	3.05%	3.44%	3.03%	3.59%

Capital ratios	June 30, 2024	March 31, 2024	June 30, 2023
Tier 1 risk-based capital ratio	13.26%	13.08%	12.38%
Total risk-based capital ratio	14.74%	14.55%	13.88%
Tier 1 leverage capital ratio	10.83%	10.71%	10.45%

CATHAY GENERAL BANCORP

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)	June 30, 2024	March 31, 2024	June 30, 2023

Assets
Cash and due from banks	$160,389	$165,284	$187,886
Short-term investments and interest bearing deposits	944,612	1,010,651	1,294,379
Securities available-for-sale (amortized cost of $1,780,251 at June 30, 2024, $1,783,915 at March 31, 2024 and $1,629,357 at June 30, 2023)	1,648,731	1,653,167	1,487,321
Loans held for sale	—	23,171	—
Loans	19,357,524	19,429,396	18,952,794
Less: Allowance for loan losses	(153,404)	(154,589)	(155,109)
Unamortized deferred loan fees, net	(10,785)	(11,737)	(9,497)
Loans, net	19,193,335	19,263,070	18,788,188
Equity securities	29,949	31,380	37,674
Federal Home Loan Bank stock	17,250	17,250	25,242
Other real estate owned, net	18,277	19,441	4,067
Affordable housing investments and alternative energy partnerships, net	309,834	330,912	323,984
Premises and equipment, net	89,451	90,454	92,090
Customers’ liability on acceptances	16,264	17,074	4,364
Accrued interest receivable	99,434	97,937	86,211
Goodwill	375,696	375,696	375,696
Other intangible assets, net	3,860	4,131	4,992
Right-of-use assets- operating leases	32,858	31,698	31,399
Other assets	295,305	273,487	284,945
Total assets	$23,235,245	$23,404,803	$23,028,438

Liabilities and Stockholders’ Equity
Deposits:
Non-interest-bearing demand deposits	$3,161,632	$3,289,539	$3,561,237
Interest-bearing deposits:
NOW deposits	2,145,580	2,331,486	2,404,470
Money market deposits	3,182,031	3,117,557	3,033,868
Savings deposits	1,014,287	1,039,144	1,131,602
Time deposits	10,269,487	10,068,533	8,965,826
Total deposits	19,773,017	19,846,259	19,097,003

Advances from the Federal Home Loan Bank	165,000	265,000	815,000
Other borrowings for affordable housing investments	17,838	17,557	22,428
Long-term debt	119,136	119,136	119,136
Acceptances outstanding	16,264	17,074	4,364
Lease liabilities - operating leases	35,355	34,325	33,870
Other liabilities	315,393	327,380	333,966
Total liabilities	20,442,003	20,626,731	20,425,767
Stockholders' equity	2,793,242	2,778,072	2,602,671
Total liabilities and equity	$23,235,245	$23,404,803	$23,028,438

Book value per common share	$38.70	$38.22	$35.87
Number of common shares outstanding	72,170,433	72,688,191	72,563,169

CATHAY GENERAL BANCORP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended			Six months ended June 30,
	June 30, 2024	March 31, 2024	June 30, 2023	2024	2023
	(In thousands, except share and per share data)
Interest and Dividend Income
Loans receivable	$303,336	$302,528	$273,478	$605,864	$534,657
Investment securities	15,644	14,951	12,370	30,595	24,134
Federal Home Loan Bank stock	499	431	298	930	602
Deposits with banks	13,381	14,732	13,959	28,113	26,098
Total interest and dividend income	332,860	332,642	300,105	665,502	585,491

Interest Expense
Time deposits	118,076	109,546	79,975	227,622	144,149
Other deposits	44,512	42,788	30,659	87,300	54,476
Advances from Federal Home Loan Bank	2,316	9,316	5,498	11,632	8,096
Long-term debt	1,863	1,721	1,552	3,584	2,995
Short-term borrowings	777	699	888	1,476	1,807
Total interest expense	167,544	164,070	118,572	331,614	211,523

Net interest income before provision for credit losses	165,316	168,572	181,533	333,888	373,968
Provision for credit losses	6,600	1,900	9,155	8,500	17,255
Net interest income after provision for credit losses	158,716	166,672	172,378	325,388	356,713

Non-Interest Income
Net (losses)/gains from equity securities	(1,430)	(9,027)	10,663	(10,457)	15,516
Debt securities gains/(losses), net	—	1,107	—	1,107	(3,000)
Letters of credit commissions	1,888	1,717	1,664	3,605	3,234
Depository service fees	1,778	1,550	1,641	3,328	3,473
Wealth management fees	5,678	5,638	3,639	11,316	7,536
Other operating income	5,301	5,626	5,503	10,927	10,595
Total non-interest income	13,215	6,611	23,110	19,826	37,354

Non-Interest Expense
Salaries and employee benefits	40,439	43,552	37,048	83,991	75,274
Occupancy expense	5,652	5,967	5,528	11,619	11,032
Computer and equipment expense	5,391	5,068	4,227	10,459	8,512
Professional services expense	8,212	6,992	8,900	15,204	16,306
Data processing service expense	3,877	3,929	3,672	7,806	7,396
FDIC and State assessments	3,742	6,089	3,012	9,831	6,167
Marketing expense	1,474	1,914	2,416	3,388	3,190
Other real estate owned expense	1,482	253	81	1,735	131
Amortization of investments in low income housing and alternative energy partnerships	23,396	14,432	21,746	37,828	37,340
Amortization of core deposit intangibles	259	339	559	598	809
Other operating expense	5,428	4,704	5,632	10,132	9,850
Total non-interest expense	99,352	93,239	92,821	192,591	176,007

Income before income tax expense	72,579	80,044	102,667	152,623	218,060
Income tax expense	5,750	8,609	9,447	14,359	28,833
Net income	$66,829	$71,435	$93,220	$138,264	$189,227
Net income per common share:
Basic	$0.92	$0.98	$1.29	$1.90	$2.61
Diluted	$0.92	$0.98	$1.28	$1.90	$2.60

Cash dividends paid per common share	$0.34	$0.34	$0.34	$0.68	$0.68
Basic average common shares outstanding	72,658,810	72,673,974	72,536,301	72,666,392	72,534,779
Diluted average common shares outstanding	72,825,356	72,971,157	72,753,746	72,898,256	72,826,301

CATHAY GENERAL BANCORP

AVERAGE BALANCES – SELECTED CONSOLIDATED FINANCIAL INFORMATION

(Unaudited)

	Three months ended
(In thousands)(Unaudited)	June 30, 2024		March 31, 2024		June 30, 2023
Interest-earning assets:	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)
Loans (1)	$19,439,112	6.28%	$19,498,954	6.24%	$18,503,889	5.93%
Taxable investment securities	1,667,279	3.77%	1,638,317	3.67%	1,561,443	3.18%
FHLB stock	17,250	11.63%	23,006	7.53%	18,431	6.49%
Deposits with banks	997,808	5.39%	1,093,972	5.42%	1,090,019	5.14%
Total interest-earning assets	$22,121,449	6.05%	$22,254,249	6.01%	$21,173,782	5.68%

Interest-bearing liabilities:
Interest-bearing demand deposits	$2,169,045	2.07%	$2,312,246	2.19%	$2,325,101	1.57%
Money market deposits	3,217,813	3.77%	3,114,298	3.53%	3,047,163	2.55%
Savings deposits	1,037,771	1.23%	1,046,103	1.10%	1,076,260	0.81%
Time deposits	10,185,497	4.66%	9,720,917	4.53%	8,803,900	3.64%
Total interest-bearing deposits	$16,610,126	3.94%	$16,193,564	3.78%	$15,252,424	2.91%
Other borrowed funds	235,234	5.29%	730,779	5.51%	508,081	5.04%
Long-term debt	119,136	6.29%	119,136	5.81%	119,136	5.22%
Total interest-bearing liabilities	16,964,496	3.97%	17,043,479	3.87%	15,879,641	2.99%

Non-interest-bearing demand deposits	3,247,498		3,338,551		3,667,533

Total deposits and other borrowed funds	$20,211,994		$20,382,030		$19,547,174

Total average assets	$23,336,454		$23,451,901		$22,403,606
Total average equity	$2,792,557		$2,761,843		$2,583,677

(1) Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.

	Six months ended
(In thousands)(Unaudited)	June 30, 2024		June 30, 2023
Interest-earning assets:	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)
Loans (1)	$19,469,033	6.26%	$18,375,402	5.87%
Taxable investment securities	1,652,798	3.72%	1,555,177	3.13%
FHLB stock	20,128	9.29%	17,856	6.80%
Deposits with banks	1,045,890	5.41%	1,080,158	4.87%
Total interest-earning assets	$22,187,849	6.03%	$21,028,593	5.61%

Interest-bearing liabilities:
Interest-bearing demand deposits	$2,240,645	2.13%	$2,339,735	1.35%
Money market deposits	3,166,055	3.66%	3,211,795	2.29%
Savings deposits	1,041,938	1.16%	1,007,753	0.48%
Time deposits	9,953,207	4.60%	8,516,156	3.41%
Total interest-bearing deposits	$16,401,845	3.86%	$15,075,439	2.66%

Other borrowed funds	483,007	5.46%	415,317	4.81%
Long-term debt	119,136	6.05%	119,136	5.07%
Total interest-bearing liabilities	17,003,988	3.92%	15,609,892	2.73%

Non-interest-bearing demand deposits	3,293,024		3,812,229
Total deposits and other borrowed funds	$20,297,012		$19,422,121

Total average assets	$23,394,177		$22,251,861
Total average equity	$2,777,200		$2,557,344

(1) Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.

CATHAY GENERAL BANCORP

GAAP to NON-GAAP RECONCILIATION

SELECTED CONSOLIDATED FINANCIAL INFORMATION

(Unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		As of
		June 30, 2024	March 31, 2024	June 30, 2023
		(In thousands) (Unaudited)
Stockholders' equity	(a)	$2,793,242	$2,778,072	$2,602,671
Less: Goodwill		(375,696)	(375,696)	(375,696)
Other intangible assets (1)		(3,860)	(4,131)	(4,992)
Tangible equity	(b)	$2,413,686	$2,398,245	$2,221,983

Total assets	(c)	$23,235,245	$23,404,803	$23,028,438
Less: Goodwill		(375,696)	(375,696)	(375,696)
Other intangible assets (1)		(3,860)	(4,131)	(4,992)
Tangible assets	(d)	$22,855,689	$23,024,976	$22,647,750

Number of common shares outstanding	(e)	72,170,433	72,688,191	72,563,169

Total stockholders' equity to total assets ratio	(a)/(c)	12.02%	11.87%	11.30%
Tangible equity to tangible assets ratio	(b)/(d)	10.56%	10.42%	9.81%
Tangible book value per share	(b)/(e)	$33.44	$32.99	$30.62

		Three months ended			Six months ended
		June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
		(In thousands) (Unaudited)
Net Income		$66,829	$71,435	$93,220	$138,264	$189,227
Add: Amortization of other intangibles (1)		270	330	570	600	762
Tax effect of amortization adjustments (2)		(80)	(98)	(169)	(178)	(226)
Tangible net income	(f)	$67,019	$71,667	$93,621	$138,686	$189,763

Return on tangible common equity (3)	(f)/(b)	11.11%	11.95%	16.85%	11.49%	17.08%

(1) Includes core deposit intangibles and mortgage servicing

(2) Applied the statutory rate of 29.65%.

(3) Annualized